Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Compensation Committee of the Board of Directors of H&R Block, Inc. 2000 Employee Stock Purchase Plan:
We consent to the incorporation by reference in the Registration Statement (No. 333-42736) on Form S-8 of H&R Block, Inc. of our report dated September 8, 2005 relating to the financial statements of the H&R Block, Inc. 2000 Employee Stock Purchase Plan, which report appears in the June 30, 2005 annual report on Form 11-K of the H&R Block, Inc. 2000 Employee Stock Purchase Plan.
/s/ KPMG LLP
Kansas City, Missouri
September 28, 2005

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